UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 16, 2011

CYBERDEFENDER CORPORATION
(Exact name of Company as specified in Charter)

Delaware	333-138430	65-1205833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

617 West 7th Street, Suite 1000
Los Angeles, California 90017
 (Address of Principal Executive Offices)

213-689-8631
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01(a)                      Notice of Failure to Satisfy a Continued Listing Rule or Standard

On September 16, 2011, CyberDefender Corporation (the “Company”) received a letter from the Listings Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that, because the Company’s Market Value of Publicly Held Shares (“MVPHS”) (as that term is defined in Nasdaq’s Listing Rules) was less than $15,000,000 during the period from August 3, 2011 to September 15, 2011, the Company no longer meets the requirement of Listing Rule 5450(b)(2)(C).

The Nasdaq letter states that, pursuant to the Listing Rules, the Company has a 180 day compliance period, which expires on March 14, 2012, during which it must comply with the Listing Rules.  If during the compliance period the Company’s MVPHS closes at $15,000,000 or more for a minimum of ten consecutive business days, Nasdaq will provide the Company written confirmation of compliance and the matter will be closed.   In the event the Company does not regain compliance prior to the expiration of the compliance period, the Company will receive written notification from Nasdaq that the Company’s securities are subject to delisting.  The Nasdaq letter also states that, alternatively, the Company might consider applying for a transfer to the Nasdaq Capital Market provided the Company satisfies the requirements for continued listing on that market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 21, 2011

CYBERDEFENDER CORPORATION

By:	/s/ Kevin Harris
Kevin Harris, Interim Chief Executive Officer and Chief Financial Officer